NINTH AMENDMENT TO PARTICIPATION AGREEMENT

This Ninth Amendment to Participation Agreement (this “Amendment”) is dated and effective as of September 1, 2013, by and among VANGUARD VARIABLE INSURANCE FUND (hereinafter the “Fund”), THE VANGUARD GROUP, INC. (hereinafter the “Sponsor”), VANGUARD MARKETING CORPORATION (hereinafter the “Distributor’’), and TRANSAMERICA LIFE INSURANCE COMPANY (hereinafter the “Company”), on its own behalf and on behalf of each separate account of the Company named in Schedule A hereto as may be revised from time to time (each such account hereinafter referred to as the “Account”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties hereto have entered into a Participation Agreement dated May 7, 2001, as amended (the “Agreement”) and desire to modify certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.     Amendment of Participation Agreement. The Agreement is hereby amended as follows:

(a)  All references in the Agreement to the National Association of Securities Dealers, Inc. and to the NASD are replaced with references to the Financial Industry Regulatory Authority, Inc. and FINRA, respectively.

(b)  The phrase “variable life insurance policies”, in the fifth Whereas clause in the recitals of the Agreement, is deleted and replaced with “variable life insurance policies and/or variable annuity contracts”.

(c)  The following is added to the recitals of the Agreement as a new ninth Whereas clause:

“WHEREAS, the Company and the Sponsor have entered into a Defined Contribution Clearance & Settlement Agreement dated June 5, 2008, as amended (the “DCC&S Agreement”) which sets forth the operational provisions governing the purchase and redemption of shares of the Fund by the Accounts and related matters;”

(d)  Section 1.1 of Article I of the Agreement is deleted and replaced in its entirety with the following:

‘‘1.1  The Sponsor and the Distributor agree to sell to the Company those shares of the Portfolios of the Fund listed on Schedule A which each Account orders, in accordance with the DCC&S Agreement.”

(e)  Section 1.5 of Article I of the Agreement is deleted and replaced in its entirety with the following:

“1.5  The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by an Account, in accordance with the DCC&S Agreement. The Fund reserves the right to suspend redemption privileges or pay redemptions in kind, as disclosed in the Fund’s prospectus or statement of additional information. The Fund agrees to treat the Company like any other shareholder in similar circumstances in making these determinations.”

(f)  Section 1.7 of Article I of the Agreement is deleted and replaced in its entirety with the following:

“1.7  Intentionally omitted.”

(g)  Section 1.8 of Article I of the Agreement is deleted and replaced in its entirety with the following:

“1.8  Intentionally omitted.”

(h)  Section 1.10 of Article I of the Agreement is deleted and replaced in its entirety with the following:

“1.10  The Sponsor shall make available to the Company information regarding any income, dividends, or capital gain distributions payable on any Portfolio shares as soon as reasonably practicable, and shall use commercially reasonable efforts to make such information available on a same-day basis. The Company hereby elects to receive all income, dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of dividends and distributions.”

(i)  Section 1.11 of Article I of the Agreement is deleted in its entirety.

(j)  The following is added to Article II of the Agreement as a new Section 2.13:

“2.13  Fund, Sponsor, and Distributor each agree to promptly notify the Company when any underlying Portfolio under this Agreement becomes a commodity pool operator (“CPO”) as defined under the Commodities Exchange Act (“CEA”), and Sponsor is required to register with the Commodity Futures Trading Commission (“CFTC”) as a CPO with respect to any underlying Portfolio under this Agreement. Until such notification is provided to the Company, Fund and Sponsor and Distributor each represent and warrant that it is not a CPO, and Sponsor represents and warrants that it is not required to register as a CPO with respect to any underlying Portfolio under this Agreement. Fund, Sponsor and Distributor each represent and warrant that it will at all times comply with the CEA and CFTC rules and regulations to the extent required.”

(k)  Section 11.10 of Article XI of the Agreement is deleted and replaced in its entirety with the following:

“11.10  This Agreement may be amended or modified only by written instrument, executed by duly authorized officers of the parties, except that Schedule A may be revised (e.g., to effect the addition or removal of Accounts, Variable Insurance Products, and/or Portfolios) with written notice to all parties, which notice, in the case of any such revision provided by the Company, shall be provided to the other parties at least ten (10) days prior to the addition of any Accounts, Variable Insurance Products, or Portfolios (i.e., prior to the Company making any

Portfolios available to any additional Account or Variable Insurance Product, or making any additional Portfolios available to any existing Account or Variable Insurance Product).”

(l)  All references in the Agreement to “Schedule B” are replaced with references to “Schedule A”.

(m)  Schedule A to the Agreement is deleted and replaced in its entirety with the revised Schedule A attached to this Amendment.

(n)  Schedule B to the Agreement is deleted in its entirety.

2.     No Other Modifications. Except as specifically modified hereby, the Agreement remains in full force and effect. If this Amendment conflicts in any way with the terms of the Agreement, the terms of this Amendment shall control.

3.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Amendment shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of all parties hereto. For the purposes hereof, a facsimile copy of this Amendment, including the signature pages hereto, shall be deemed an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the first date specified above.

VANGUARD VARIABLE INSURANCE FUND		THE VANGUARD GROUP, INC.

By:	/s/ Heidi Stam	By:	/s/ MATTHEW R. WALKER

Name:	Heidi Stam	Name:	MATTHEW R. WALKER

Title:	Secretary	Title:	PRINCIPAL

VANGUARD MARKETING CORPORATION		TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Heidi Stam	By:	/s/ John Mallett

Name:	Heidi Stam	Name:	John Mallett

Title:	Senior Vice President	Title:	Vice President

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS AND PORTFOLIOS

Revised September 1, 2013

Name of Separate Account and Date Established by Board of Directors	Contract(s) Funded by Separate Account	Portfolios

PFL Corporate Account One August 10, 1998 (1940 Act Exclusion)	Advantage V Variable Adjustable Life Insurance Policy (1933 Act Exempt) Advantage VI Variable Adjustable Life Insurance Policy (1933 Act Exempt)

Balanced Portfolio

Capital Growth Portfolio

Conservative Allocation Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

High Yield Bond Portfolio International Portfolio

Mid-Cap Index Portfolio

Moderate Allocation Portfolio

Money Market Portfolio

REIT Index Portfolio

Short-Term Investment-Grade Portfolio

Small Company Growth Portfolio

Total Bond Market Index Portfolio

Total Stock Market Index Portfolio

Transamerica Corporate Separate Account Sixteen June 16, 2003	Advantage X Variable Adjustable Life Insurance Policy

Balanced Portfolio

Capital Growth Portfolio Conservative Allocation Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

High Yield Bond Portfolio

International Portfolio

Mid-Cap Index Portfolio

Moderate Allocation Portfolio

Money Market Portfolio

REIT Index Portfolio

Short-Term Investment-Grade Portfolio

Small Company Growth Portfolio Total Bond Market Index Portfolio Total Stock Market Index Portfolio

Transamerica Separate Account R3 November 23, 2009	Advantage R3 Variable Adjustable Life Insurance Policy

Balanced Portfolio

Capital Growth Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

High Yield Bond Portfolio

International Portfolio

Mid-Cap Index Portfolio

Money Market Portfolio

REIT Index Portfolio

Short-Term Investment-Grade Portfolio

Small Company Growth Portfolio

Total Bond Market Index Portfolio

Total Stock Market Index Portfolio

Separate Account VA B January 19, 1990	Transamerica Advisor EliteSM II Transamerica Advisor EliteSM Variable Annuity	Equity Index Portfolio International Portfolio Mid-Cap Index Portfolio REIT Index Portfolio Short-Term Investment-Grade Portfolio Total Bond Market Index Portfolio